UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2013

HSN, INC.

(Exact name of registrant as specified in charter)

Delaware	001-34061	26-2590893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 HSN Drive, St. Petersburg, Florida 33729	33729
(Address of principal executive offices)	(Zip Code)

(727) 872-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Compensation and Human Resources Committee (the “Compensation Committee”) of HSN, Inc., a Delaware corporation (the “Company”), previously approved the Company’s short-term incentive program (“STIP”) and long-term incentive program (“LTIP”) pursuant to which the Company attracts and retains senior leaders and motivates our executive officers to continuously improve Company performance. The targets for the annual cash bonus under the STIP and equity grants and cash awards under the LTIP are based on a percentage of base salary for the Company’s senior leaders.

On July 22, 2013, after reviewing an analysis of Chief Executive Officer (“CEO”) compensation and considering both the motivational and retentive aspects of the Company’s current CEO compensation arrangements as well as the excellent performance of the Company under her leadership, the Compensation Committee determined to increase the STIP target for Mindy Grossman, the Company’s Chief Executive Officer (the “Executive”), from 125% of base salary to 150% of base salary with such increase to be effective August 1, 2013 and any cash bonus awarded for fiscal 2013 to be pro-rated based on that effective date. In addition, the Compensation Committee determined to increase the annual LTIP target for the Executive from 250% of base salary to 350% of base salary, with such increase to be effective for the 2014 LTIP award. Beginning in 2014, the annual LTIP awards for the Executive will be comprised 40% of stock appreciation rights, 40% of long-term performance cash and 20% of restricted stock units.

On July 22, 2013, the Compensation Committee also approved a one-time grant to the Executive of market leveraged restricted stock units, or market stock units (“Target MSUs”), with a face value of $6 million effective August 5, 2013 (the “Grant Date”) and a five-year vesting period. The award will be subject to the terms and conditions of a formal award agreement between the Company and the Executive and will be granted pursuant to the Company’s Second Amended and Restated 2008 Stock and Annual Incentive Plan, as amended. The actual number of Target MSUs to be awarded will be based on the fair market value of the Company’s common stock on the Grant Date (the “Grant Date Price”); provided, however, in no event will the number of Target MSUs granted be less than 100,000. One half of the Target MSUs shall be eligible to vest on each of the third and fifth anniversaries of the Grant Date, subject to the Company’s achievement of a performance target for fiscal year 2014 Adjusted EBITDA as determined by the Compensation Committee. If the Adjusted EBITDA performance target is met, the actual number of Target MSUs that will vest on each vest date will be based on the ratio of the fair market value of the Company’s common stock on the applicable vest date to the Grant Date Price, up to a maximum of 200% of the applicable number of Target MSUs and provided that no shares will vest if the fair market value on such date is less than 30% of the Grant Date Price. For purposes of this award, “fair market value” will be defined as the 20-trading day average closing price of the Company’s common stock up to and including the Grant Date and/or each of the vesting dates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HSN, INC.

Dated: July 26, 2013

	By:	/s/ Judy A. Schmeling
Judy A. Schmeling
Chief Operating Officer and Chief Financial Officer

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